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                                                                    Exhibit 99.1

          LEAP ACQUIRES OPERATING LICENSES COVERING 8 MILLION CUSTOMERS

SAN DIEGO - April 9, 2001 - Leap Wireless International, Inc. (Nasdaq: LWIN), an innovator of wireless communications services, today announced that it had completed the previously announced acquisition of PCS operating licenses covering approximately 2.8 million potential customers (1998 POPs) from CIVS IV License Sub I, LLC, a joint venture between Cook Inlet Region, Inc. and VoiceStream Wireless Corporation on terms that were not announced. Leap also completed the previously announced acquisition of PCS operating licenses covering approximately 5.2 million potential customers (1998 POPs) from CenturyTel, Inc. (NYSE: CTL). The transaction with CenturyTel, Inc. was completed on terms previously announced except that the acquisition of one license for approximately $30 million in cash has not yet been completed and is expected to be completed in early May.

"We are pleased to complete the acquisition of these licenses and look forward to expanding Leap's family of services into these markets," said Harvey White, Chairman and CEO. "With our data products planned to roll out this year and our all-you-can-talk local wireless service expanding its local service areas, we plan to give the people that live, work and play in these communities access to one of our innovative communications solutions."

Leap now owns or has rights to acquire licenses covering 72.6 million potential customers (1998 POPs).

ABOUT LEAP

Leap, headquartered in San Diego, Calif., is a customer-focused company providing innovative communications services for the mass market. Leap pioneered the Cricket Comfortable Wireless service that lets customers make all their local calls from within their local calling area and receive calls from anywhere for one low, flat rate. Leap currently has several new services in development, including data services designed to further transform wireless communications for consumers. For more information, please visit www.leapwireless.com.

ABOUT CENTURYTEL

CenturyTel, Inc. provides communications services including local exchange, wireless, long distance, Internet access and security monitoring services to nearly three million customers in 21 states. The company, headquartered in Monroe, Louisiana, is publicly traded on the New York Stock Exchange under the symbol CTL. CenturyTel is the 8th largest local exchange telephone company, based on access lines, and the 8th largest cellular company, based on population equivalents owned, in the United States.

Except for the historical information contained herein, this news release contains "forward-looking statements," including statements reflecting management's current forecast of certain aspects of Leap's future. Forward-looking statements, which are based upon certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by the use of the words "believe," "expect," "intend," "plan," "anticipate," "estimate," "project" or similar expressions. These statements are based on current information, which we have assessed but which by its nature is dynamic and subject to rapid and even abrupt changes. The forward-looking statements in this news release speak only of management's views as of the date of this release and we do not undertake any obligation to update this information from this date. Our actual results could differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with our business. Factors that could cause actual results to differ include, but are not limited to: changes in the economic conditions of the various markets our subsidiaries serve which could adversely affect the market for wireless services; our ability to access capital markets; a failure to meet the operational, financial or other covenants of our credit facilities; our ability to rollout networks in accordance with our plans, including receiving


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equipment and backhaul and interconnection facilities on schedule from third parties; failure of network systems to perform according to expectations; the effect of competition; the acceptance of our product offering by our target customers; our ability to retain customers; our ability to maintain our cost, market penetration and pricing structure in the face of competition; uncertainties relating to negotiating and executing definitive agreements and the ability to close pending transactions described in this release; technological challenges in developing wireless data services and customer acceptance of such services if developed; our ability to integrate the businesses and technologies we acquire; rulings by courts or the FCC adversely affecting our rights to own and/or operate certain wireless licenses; and other factors detailed in the section entitled "Risk Factors" included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2000 and in our other SEC filings. The forward-looking statements should be considered in the context of these risk factors. Investors and prospective investors are cautioned not to place undue reliance on such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Leap and the logo design are trademarks of Leap Wireless International, Inc. Cricket is a registered trademark and Comfortable Wireless and the Around-Town Phone are service marks of Cricket Communications, Inc.